Exhibit 5.6

LEO GOLD (1907-1987)

GEORGE B. HALL (1924 - 1971)

____________

CHARLES S. WEEMS, III [1]

EUGENE J. SUES

EDWARD E. RUNDELL [2]

SAM N. POOLE, JR.

PEGGY D. ST. JOHN [3]

RAYMOND L. BROWN, JR. [4]

RANDALL L. WILMORE

DORRELL J. BRISTER [1,2,5]

GREGORY B. UPTON

RANDALL M. SEESER

MICHAEL J. O’SHEE

BRANDON A. SUES

LOTTIE L. BASH [6]

TREVOR S. FRY [2]

BRADLEY L. DRELL [7]

STEVEN M. OXENHANDLER [8]

STEPHEN A. LAFLEUR

HEATHER M. MATHEWS

SARAH SPRUILL COUVILLON

ANNALYNN S. MCDERMOTT

MICHAEL J. FLOYD

JOSEPH P. LANDRENEAU

JOSEPH H. L. PEREZ-MONTES

A PROFESSIONAL LAW CORPORATION

2001 MACARTHUR DRIVE

POST OFFICE BOX 6118

ALEXANDRIA, LOUISIANA 71307-6118

TELEPHONE (318) 445-6471

FACSIMILE (318) 445-6476

www.goldweems.com

WRITER’S EMAIL: @goldweems.com

July 19, 2013

CHRISTOPHER K. KINNISON

B. GENE TAYLOR, III

GREGORY B. ODOM, II

JONATHAN D. STOKES [9]

LESLIE E. HALLE

LEISA B. LAWSON

OF COUNSEL:

CAMILLE F. GRAVEL (1915 - 2005)

HENRY B. BRUSER, III

ROBERT G. NIDA

____________

[1]     SPECIALIST IN TAXATION, CERTIFIED BY THE LOUISIANA BOARD OF LEGAL SPECIALIZATION

[2]    ALSO ADMITTED IN TEXAS

[3]    ALSO ADMITTED IN MARYLAND

[4]    BOARD CERTIFIED – CIVIL TRIAL ADVOCACY NATIONAL BOARD OF TRIAL ADVOCACY

[5]    SPECIALIST IN ESTATE PLANNING & ADMINISTRATION, CERTIFIED BY THE LOUISIANA BOARD OF LEGAL SPECIALIZATION

[6]    ALSO ADMITTED IN GEORGIA

[7]    SPECIALIST IN BUSINESS BANKRUPTCY, CERTIFIED BY THE LOUISIANA BOARD OF LEGAL SPECIALIZATION

[8]    ALSO ADMITTED IN FLORIDA

[9]    ALSO ADMITTED IN KANSAS

Lippes Mathias Wexler Friedman LLP

665 Main Street, Suite 300

Buffalo, NY 14203-1425

Ladies and Gentlemen:

We have been engaged by the Law Firm of Lippes Mathias Wexler Friedman, LLP, Buffalo, New York, to render limited opinions regarding the guarantee obligations of Sea Safe, Inc. (the “Company”), a subsidiary corporation of Gibraltar Industries, Inc. incorporated in the State of Louisiana. The guarantee obligations of the Company are contained in Article XI of the Indenture by and among Gibraltar Industries, Inc, the Subsidiary Guarantors (as defined therein) and the Bank of New York Mellon Trust Company, N.A., as Trustee, 6.250% Senior Subordinated Notes due 2021, dated as of January 31, 2012 (the “Guarantee Obligations”).

In rendering this opinion, we have examined copies of the following documents: (i) the Articles of Incorporation, and amendments thereto, of the Company on file with, and certified by, the Louisiana Secretary of State as of July 12, 2013; (ii) the Certificates of merger of the Company on file with, and certified, by the Louisiana Secretary of State as of July 12, 2013; (iii) the By-Laws of Sea Safe, Inc., dated October 3, 1978 (“By-Laws”); (iv) the Action by Consent In Lieu of a Meeting Of The Board of Directors of Sea Safe, Inc., dated January 14, 2013, and signed by Brian J. Lipke, the sole director (“Director Consent”); (v) the Action by Consent In Lieu of a Meeting of the Shareholders of Sea Safe, Inc., dated January 14, 2013, and signed by Timothy Murphy as secretary, and on behalf of, Alabama Metal Industries Corporation, the sole shareholder of Sea Safe, Inc. (“Shareholder Consent”); and (vi) the Indenture among Gibraltar Industries, Inc., the Subsidiary Guarantors and the Bank of New York Mellon Trust Company, N.A., as Trustee, 6.250% Senior Subordinated Notes due 2021, dated as of January 31, 2012 (the “Indenture”).

In such examination, we have assumed: the genuineness of all signatures on all documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to the original document of all the documents submitted to us as facsimile, electronic, or photostatic copies and the authenticity of the originals of such copies; the correctness and accuracy of all facts set forth in all certificates; and that the certificates of public officials are properly given and are true and correct.

With your consent, we have relied upon the Officer’s Certificate executed by Timothy F. Murphy, Secretary of Company, dated July 19, 2013, attached hereto as Exhibit A.

We are members of the Bar of the State of Louisiana, and we do not express any opinion herein concerning any law other than the laws of the State of Louisiana.

Based on and subject to the foregoing, and as further qualified below, we are of the opinion that the Company is validly existing, has the power to create the Guarantee Obligation and has taken the required steps to authorize entering into the Guarantee Obligations under the laws of the State of Louisiana.

The opinions expressed in this opinion letter are limited to the matters stated in this opinion letter, and, without limiting the foregoing, no other opinions are to be inferred. Furthermore, the opinions expressed in this opinion letter are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise any person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

You may rely on this opinion letter in your opinion letter to Gibraltar Industries, Inc. in connection with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 12, 2013, as amended. We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and we reference to our firm under the caption of “Legal Matters” in the prospectus included in the Registration Statement. This opinion letter may not be relied upon by, or furnished to, any other person or entity without our prior written consent, and without limiting the foregoing, other than as provided for herein, may not be quoted, published, or otherwise disseminated, without in each instance, our prior written consent.

Sincerely yours,

GOLD, WEEMS, BRUSER, SUES & RUNDELL

By:
Gregory B. Upton

GBU/dw

OFFICER’S CERTIFICATE

The undersigned hereby delivers this Officer’s Certificate this 19th day of July, 2013, on behalf of Sea Safe, Inc., a Louisiana corporation (the “Company”), to Gold, Weems, Bruser, Sues & Rundell (“Gold Weems”) for its use in connection with the delivery of an opinion letter to Lippes Mathias Wexler Friedman LLP (the “Opinion”) related to the execution and delivery by the Company of that certain Indenture dated as of January 31, 2013 (the “Indenture”) by and among Gibraltar Industries, Inc. the Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee. For purposes of this Officer’s Certificate, the date of execution by the Company of the Indenture (i.e., January 31, 2013) is referred to herein as the “Execution Date.”

The undersigned, in his officer capacity as set forth below, hereby certifies to Gold Weems as follows:

1.	I am the Secretary of the Company, and as such am authorized to execute this Officer’s Certificate on behalf of the Company.

2.	Attached hereto as Exhibit A is a true, correct and complete copy of an Action by Consent In Lieu of a Meeting of The Board Of The Board of Directors of the Company dated as of January 14, 2013 (the “Board Consent”). On January 14, 2013 and as of the Execution Date, the Board Consent was validly executed and Brian J. Lipke was the sole director of the Company, authorized to vote as director of the Company without consent of any third party.

3.	Attached hereto as Exhibit B is a true, correct and complete copy of an Action by Consent in lieu of a Meeting of the Shareholders of Sea Safe, Inc. dated January 14, 2013 (the “Shareholder Consent”).

4.	On January 14, 2013 and as of the Execution Date, Alabama Metal Industries Corporation was a duly authorized and validly existing corporation under the laws of the State of Delaware and was the sole shareholder of the Company.

5.	The Shareholder Consent was validly executed and is a binding act of Alabama Metal Industries Corporation under applicable law.

6.	Kenneth W. Smith, the individual signing the Indenture on behalf of the Company, was identified as a proper and authorized officer in the Shareholder Consent and the Board Consent to execute and deliver the Indenture, including the Guarantee obligations contained therein.

7.	The Indenture, as defined in the Shareholder Consent and the Board Consent, is the Indenture as defined in this Certificate.

8.	Attached hereto as Exhibit C is a true, correct and complete copy of the By-laws of the Company, dated October 3, 1978. The by-laws of the Company dated October 3, 1978 are in full force and effect and have not been amended or rescinded as of the date of this Certificate.

9.	The Board Consent and Shareholder Consent have not been amended or rescinded as of the date of the Opinion.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate of the date first set forth above.

By:
Timothy F. Murphy, Secretary of Sea Safe, Inc., a Louisiana corporation

EXHIBIT A

Action by Consent in Lieu of a Meeting of the Board of Directors of the Company

See attached.

ACTION BY CONSENT

IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS

OF

SEA SAFE, INC.

The undersigned, being the sole director of Sea Safe, Inc. (the “Company”) does hereby consent that a meeting of the directors of said Company be dispensed with for the purposes hereof, and does hereby adopt the following resolutions by written consent, pursuant to the provisions of the Louisiana Business Corporation Law:

1. TENDER OFFER. The following resolutions are adopted in connection with the proposal that the Company enter into certain agreements and assume certain obligations in connection with the proposal that Gibraltar Industries, Inc. make a tender offer to purchase its 8% Senior Subordinated Notes due 2015:

WHEREAS, Gibraltar Industries, Inc. (“Gibraltar”) intends to make a cash tender offer (together with any amendments, supplements or extensions thereof, the “Offer”) to purchase any and all of its 8% Senior Subordinated Notes due 2015 (the “Securities”) and to solicit and pay for consents of holders of the Securities to the adoption of certain proposed amendments to that certain Indenture dated as of December 8, 2005 by and among the Company, each guarantor of the Securities a party thereto, and The Bank of New York Trust Company, N.A. as trustee (the “Indenture”); and

WHEREAS, in connection with the Offer, the Company and certain other subsidiaries of Gibraltar may be required to modify, amend or extend the Indenture (the document or documents containing any such modification, amendment or extension being hereinafter referred to as the “Supplemental Indenture”) and execute and deliver the Supplemental Indenture to effect the modifications, amendments and/or extensions contemplated thereby; and

WHEREAS, the Company and Gibraltar are engaged in related businesses, and the Company will derive substantial direct and indirect benefit from the Offer.

NOW THEREFORE, be it:

RESOLVED, that the proper officers of the Company shall be, and each of them acting alone hereby is, authorized, empowered and directed to execute and deliver the Supplemental Indenture for and on behalf of the Company; and be it further

RESOLVED, that the terms and conditions of the Supplemental Indenture shall be such as are approved by the proper officers of the Company, the execution and delivery of which by the proper officers of the Company of the Supplemental Indenture being conclusive evidence of the approval of the proper officers of the Company of the terms and conditions of the same; and it is further

RESOLVED, that all actions previously taken by any of the proper officers or. directors of the Company in connection with the transactions contemplated by the foregoing resolutions, and the same hereby are approved ratified and confirmed in all respects; and it is further

RESOLVED, that the proper officers of the Company be, and each of them hereby is, acting singly, authorized and directed to do or to cause to be done all further acts and things as they or any of them shall deem necessary or advisable or convenient and proper in connection with or incidental to the consummation and carrying into effect the transactions contemplated by the foregoing resolutions, including the execution, acknowledgement and delivery of any and all agreements, certificates, instruments or documents which may be reasonably required or which may be considered supplemental thereto, and that all such actions so taken be and hereby are ratified, approved, confirmed and adopted; and it is further

RESOLVED, that the use of a facsimile or PDF signature of any authorized officer on any of the agreements, certificates, instruments or documents authorized by these resolutions shall be deemed to be an execution thereof on behalf of the Company by such authorized officer, and such facsimile is hereby adopted as the signature of such authorized officer; and it is further

RESOLVED, that the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, the Senior Vice President and Chief Financial Officer and the Secretary are hereby designated the proper officers of the Company for purposes of these resolutions.

2. SENIOR SUBORDINATED NOTE OFFERING. The following resolutions are adopted in connection with the proposal that the Company enter into certain agreements and assume certain obligations in connection with the issuance and sale by Gibraltar Industries, Inc., a Delaware corporation, of Senior Subordinated Notes due 2021 in an aggregate principal amount of up to $210,000,000:

WHEREAS, Gibraltar Industries, Inc., a Delaware corporation (“Gibraltar”) intends to issue and sell Senior Subordinated Notes due 2021 in an aggregate principal amount of up to $210,000,000 (the “Series A Notes”), such Series A Notes to be exchangeable for comparable registered notes (the “Series B Notes” and, collectively with the Series A Notes, the “Notes”) pursuant to an exchange offer as set forth in the Registration Rights Agreement (the “Registration Rights Agreement”) to be entered into among Gibraltar, J.P. Morgan Securities LLC on its own behalf and on behalf of KeyBanc Capital Markets Inc. and any co-managers or other parties that may be identified as initial purchasers in the Purchase Agreement (as defined below) (J.P Morgan Securities LLC and KeyBanc Capital Markets Inc. and any other such parties that may be identified as initial purchasers in the Purchase Agreement being hereinafter collectively referred to as the “Initial Purchasers”), and to have such other terms and provisions as set forth in the Indenture (the “Indenture”) to be entered into between the Company and the Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), and to be sold pursuant to the Purchase Agreement (the “Purchase Agreement” and, collectively with the Registration Rights Agreement and the Indenture, the “Operative Agreements”) between Gibraltar and the Initial Purchasers, a form of each such Operative Agreement having been presented to and reviewed by this Board or in the case of the Indenture, or in the case of the Indenture, having been described in the Preliminary Offering Memorandum dated January 16, 2013 (the “Offering Memorandum”); and

WHEREAS, as a condition to the purchase of the Series A Notes by the Initial Purchasers, the Company and certain other subsidiaries of Gibraltar are required to execute and deliver each of the Operative Agreements and to execute and deliver a guarantee of payment and performance of Gibraltar’s obligations under the Indenture and the Notes (the “Guarantee”); and

WHEREAS, the Company and Gibraltar are engaged in related businesses, and the Company will derive substantial direct and indirect benefit from the issuance of the Notes.

NOW THEREFORE, be it;

RESOLVED, that pursuant to the terms of the Indenture, the Company shall fully and unconditionally guarantee to each holder of the Notes and the Trustee, the payment and performance of Gibraltar’s obligations under the Indenture and the Notes; and it is further

RESOLVED, that the proper officers of the Company be, and each of them acting alone hereby is, authorized, empowered and directed on behalf of the Company to negotiate, execute and deliver, on behalf of the Company, each of the Operative Agreements (including the Guarantee contained in the Indenture) and all other documents and other agreements or instruments required of the Company in connection with the Operative Agreements and the Guarantee containing terms and provisions acceptable to the proper officers executing the same and to take all appropriate to consummate the transactions required of the Company by the Operative Agreements and the Guarantee; and it is further

RESOLVED, that it is in the best interests of the Company that the proper officers of the Company negotiate and conclude the terms and provisions of each of the

Operative Agreements and the Guarantee and all other documents and other agreements or instruments required of the Company in connection with the issuance and sale of the Notes containing terms and provisions acceptable to the proper officers executing the same and to take all such other actions as such proper officers may deem necessary or appropriate to consummate the foregoing resolutions; and it is further

RESOLVED, that all actions previously taken by any of the proper officers or directors of the Company in connection with the transactions contemplated by the foregoing resolutions, and the same hereby are approved ratified and confirmed in all respects; and it is further

RESOLVED, that the proper officers of the Company be, and each of them hereby is, acting singly, authorized and directed to do or to cause to be done all further acts and things as they or any of them shall deem necessary or advisable or convenient and proper in connection with or incidental to the consummation and carrying into effect the transactions contemplated by the foregoing resolutions, including the execution, acknowledgement and delivery of any and all agreements, certificates, instruments or documents which may be reasonably required or which may be considered supplemental thereto, and that all such actions so taken be and hereby are ratified, approved, confirmed and adopted; and it is further

RESOLVED, that the use of a facsimile or PDF signature of any authorized officer on any of the agreements, certificates, instruments or documents authorized by these resolutions shall be deemed to be an execution thereof on behalf of the Company by such authorized officer, and such facsimile is hereby adopted as the signature of such authorized officer; and it is further

RESOLVED, that the President, any Vice President, the Treasurer and the Secretary are hereby designated the proper officers of the Company for purposes of these resolutions.

Signature Page Follows

IN WITNESS WHEREOF, the undersigned have set his hand this 14 day of January, 2013.

Brian J. Lipke, Director

Signature Page to Action by Consent

EXHIBIT B

Action by Consent in Lieu of a Meeting of the Shareholders of the Company

See attached.

ACTION BY CONSENT

IN LIEU OF A MEETING OF THE SHAREHOLDERS

OF

SEA SAFE, INC.

The undersigned, being the sole shareholder of Sea Safe, Inc. (the “Company”) does hereby consent that a meeting of the holders of the stock of said Company be dispensed with for the purposes hereof, and does hereby adopt the following resolutions by written consent, pursuant to the provisions of the Louisiana Business Corporation Law:

SENIOR SUBORDINATED NOTE OFFERING. The following resolutions are hereby consented to by the sole shareholder of the Company in connection with the proposal that the Company enter into certain agreements and assume certain obligations in connection with the issuance and sale by Gibraltar Industries, Inc., a Delaware corporation, of Senior Subordinated Notes due 2021 in an aggregate principal amount of up to $210,000,000:

WHEREAS, Gibraltar Industries, Inc., a Delaware corporation (“Gibraltar”) intends to issue and sell Senior Subordinated Notes due 2021 in an aggregate principal amount of up to $210,000,000 (the “Series A Notes”), such Series A Notes to be exchangeable for comparable registered notes (the “Series B Notes” and, collectively with the Series A Notes, the “Notes”) pursuant to an exchange offer as set forth in the Registration Rights Agreement (the “Registration Rights Agreement”) to be entered into among Gibraltar, J.P. Morgan Securities LLC on its own behalf and on behalf of KeyBanc Capital Markets Inc. and any co- managers or other parties that may be identified as initial purchasers in the Purchase Agreement (as defined below) (J.P Morgan Securities LLC and KeyBanc Capital Markets Inc. and any other such parties that may be identified as initial purchasers in the Purchase Agreement being hereinafter collectively referred to as the “Initial Purchasers”), and to have such other terms and provisions as set forth in the Indenture (the “Indenture”) to be entered into between the Company and the Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), and to be sold pursuant to the Purchase Agreement (the “Purchase Agreement” and, collectively with the Registration Rights Agreement and the Indenture, the “Operative Agreements”) between Gibraltar and the Initial Purchasers, a form of each such Operative Agreement having been presented to and reviewed by this Board or in the case of the Indenture, or in the case of the Indenture, having been described in the Preliminary Offering Memorandum dated January 16, 2013 (the “Offering Memorandum”); and

WHEREAS, as a condition to the purchase of the Series A Notes by the Initial Purchasers, the Company and certain other subsidiaries of Gibraltar are required to execute and deliver each of the Operative Agreements and to execute and deliver a guarantee of payment and performance of Gibraltar’s obligations under the Indenture and the Notes (the “Guarantee”); and

WHEREAS, the Company and Gibraltar are engaged in related businesses, and the Company will derive substantial direct and indirect benefit from the issuance of the Note; and

WHEREAS, the Board deems it advisable and in the best interests of the Company and the sole shareholder to execute and deliver the Guarantee.

NOW THEREFORE, be it:

RESOLVED, that the Board deems it advisable and in the best interests of the Company and the sole shareholder to execute and deliver the Guarantee, fully and unconditionally guaranteeing to each holder of the Notes and the Trustee the payment and performance of Gibraltar’s obligations under the Indenture and the Notes, and the sole shareholder consents to the same; and it is further

RESOLVED, that the proper officers of the Company be, and each of them acting alone hereby is, authorized, empowered and directed on behalf of the Company to negotiate, execute and deliver, on behalf of the Company, each of the Operative Agreements (including the Guarantee contained in the Indenture) and all other documents and other agreements or instruments required of the Company in connection with the Operative Agreements and the Guarantee containing terms and provisions acceptable to the proper officers executing the same and to take all appropriate to consummate the transactions required of the Company by the Operative Agreements and the Guarantee; and it is further

RESOLVED, that it is in the best interests of the Company that the proper officers of the Company negotiate and conclude the terms and provisions of each of the Operative Agreements and the Guarantee and all other documents and other agreements or instruments required of the Company in connection with the issuance and sale of the Notes containing terms and provisions acceptable to the proper officers executing the same and to take all such other actions as such proper officers may deem necessary or appropriate to consummate the foregoing resolutions; and it is further

RESOLVED, that all actions previously taken by any of the proper officers or directors of the Company in connection with the transactions contemplated by the foregoing resolutions, and the same hereby are approved ratified and confirmed in all respects; and it is further

RESOLVED, that the proper officers of the Company be, and each of them hereby is, acting singly, authorized and directed to do or to cause to be done all further acts and things as they or any of them shall deem necessary or advisable or convenient and proper in connection with or incidental to the consummation and carrying into effect the transactions contemplated by the foregoing resolutions, including the execution, acknowledgement and delivery of any and all agreements, certificates, instruments or documents which may be reasonably required or which may be considered supplemental thereto, and that all such actions so taken be and hereby are ratified, approved, confirmed and adopted; and it is further

RESOLVED, that the use of a facsimile or PDF signature of any authorized officer on any of the agreements, certificates, instruments or documents authorized by these resolutions shall be deemed to be an execution thereof on behalf of the Company by such authorized officer, and such facsimile is hereby adopted as the signature of such authorized officer; and it is further

RESOLVED, that the President, any Vice President, the Treasurer and the Secretary are hereby designated the proper officers of the Company for purposes of these resolutions.

Signature Page Follows

IN WITNESS WHEREOF, the undersigned have set his hand this 14 day of January, 2013.

ALABAMA METAL INDUSTRIES CORPORATION

Timothy Murphy, Secretary

Signature Page to Action by Consent

EXHIBIT C

By-laws of the Company

See attached.

BY-LAWS OF

SEA SAFE, INC.

ARTICLE I - OFFICERS

1.1 The officers of this Corporation shall be as stated in the Articles of Incorporation, and such other officers as may, from time to time, be elected or appointed by the Board of Directors. Any two officers may be combined in the same person. The officers of this Corporation shall be elected by the Board of Directors at its annual meeting held immediately following the annual membership meeting. Such officers shall be elected for a term of one (1) year to begin immediately upon election, or until such time as the successor-officers have been duly elected and qualified. The duties of the several officers shall be as follows:

1.2 President: The president shall be the chief executive officer of the corporation; he shall preside, when present, at all meetings of the shareholders and directors; he shall have general and active management of the business of the corporation, and shall see that all orders or resolutions of the Board of Directors are carried into effect. He shall have authority to sign any document or instrument in the usual course of business of the corporation which the Board of Directors has authorized to be executed, except in cases where the signing and the execution thereof may be expressly delegated by the Board of Directors to some other officer or agent of the corporation. He shall also have such duties and authority as usually apply to the office of president, and as may be designated from time to time by the Board of Directors.

1.3 Vice-President: The vice-president shall perform such duties as may be assigned to him by the president or by the Board of Directors or the shareholders. In the absence of the president, or in the event of the president’s death, disability, inability or refusal to act, he shall perform the duties of the president, and when so acting he shall have all of the powers of and be subject to all restrictions placed upon the president. If there be more than one vice-president, then the one designated as first vice-president shall fill the office of the president in the event of the president absence, death, disability, inability or refusal to act.

1.4 Secretary: The secretary shall attend all meetings of the Board of Directors and of the shareholders and shall keep minutes of all such meetings, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors under whose supervision he shall be. He shall be responsible for maintaining the corporate records and the names and addresses of all members of the corporation. He shall have custody of th seal of the corporation, and shall affix it to all instruments requiring it; and he shall perform such other duties as may be assigned to him by the Board of Directors or the president; and he shall perform all of the other duties incident to the office of secretary.

1.5 Treasurer: The treasurer shall have a general supervision over the care and custody of the funds and securities of the corporation. He shall receive and give receipt for monies due and payable to the corporation from any source whatsoever, and deposit such monies in the name of the corporation in any depository designated by the Board of Directors. He shall keep, or caus to be kept, full and accurate accounts of all receipts and disbursements of the corporation. He shall perform such other duties as may be assigned to him, from time to time, by the president or the Board of Directors; and he shall perform all of the other duties incident to the office of treasurer.

1.6 The compensation of all officers and members of the Board of Directors shall be fixed by the Board of Directors.

1.7 The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined, from time to time, by the Board of Directors.

1.8 The officers of the corporation shall hold office until their respective successors are elected and qualified in their stead. Any officer elected or appointed by the Board of Directors may be removed from office at any time by the affirmative vote of a majority of the whole Board of Directors, voting in person or by proxy, unless and except the procedure for such removal is provided for in the articles of incorporation. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors, unless and except where the procedure for such appointment or election shall be provided for in the articles of incorporation.

1.9 In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the entire Board, voting in person or by proxy, concurs therein.

ARTICLE II - BOARD OF DIRECTORS

2.1 Except as may be provided for in the articles of incorporation, the Board of Directors shall consist of not less than 1 nor more than 5 members who shall be nominated and elected at the annual meeting of the shareholders.

2.2 The Board of Directors shall be charged with the management of all of the affairs of the corporation, subject to the provisions of its charter and by-laws, or as may be imposed by law.

2.3 The first meeting of each newly elected Board of Directors shall be immediately following the annual meeting of the shareholders, and no notice of such meeting shall be necessary to the new elected directors. At the first meeting, or at any subsequent meeting called for the purpose, the directors shall elect the officers of this corporation.

2.4 Meetings of the Board of Directors shall be held at such time and place as the directors may determine. Meetings of the Board may be called by the president or secretary on three (3) days’ notice to each director, wither personally, or by mail or telegram addressed to the director at his last known mailing address; special meetings shall be called by the president or secretary in like manner and on like notice. Notice of the place, purposes and time of the special meeting of the Directors shall be delivered to each Director person or by mail or telegram addressed to the director at his last known mailing addr Regular or special meetings may be held at a place or places within or outside State of Louisiana as may be designated by the Board. The attendance of dire at a meeting, annual or special, of the Board of Directors shall constitute a waiver of notice of such meeting, and in such event no written waiver of notice shall be required.

2.5 For the purpose of transacting the business of this corporation during the intervals between the meetings of the Board of Directors, the president, vice-president or vice-presidents, the secretary-treasurer, or secretary and treasurer, shall constitute the Executive Committee, with full authority to act.

2.6 A quorum of the directors shall constitute a majority of the directors in office and qualified to act. If a quorum be present, the director present may contains to act by a vote of a majority of the quorum until adjournment, notwithstanding the subsequent withdrawal of enough directors to leave less than a quorum or the refusal of any director present to vote.

2.7 The resignation of a Director shall take effect upon receipt thereof by the President or Secretary, or on any later date, not more than thirty (30) days after such receipt, specified therein.

2.8 The Board of Directors has the management of the business of this corporation, and subject to any restrictions imposed by law, the articles of incorporation or by these by-laws, may exercise all the powers of the corporation.

2.9 The directors shall receive salaries and/or reimbursement of expenses incurred on behalf of this corporation as may be fixed or otherwise authorized, from time to time, by resolution of the Board of Directors.

2.10 The corporation shall indemnity and bold harmless each director and officer now or hereafter serving the corporation from and against any and all claims and liabilities to which he may be or become subject by reason of his now or hereafter being or having heretofore been a director or officer of the corporation and/or by reason of his alleged acts or omissions as such director or officer, whether or not he continues to be such director or officer at the time when any such claim or liability is asserted, and shall reimburse each such director or officer at the time when any such claim or liability is assorted, and shall reimburse each such director or officer for all legal and other expenses reasonably incurred by him in connection with defending any or all such claims or liabilities, including amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication with the approval of the Board of Directors, whether or not he continues to be such director or officer at the time such expenses are incurred, provided, however, that no director or officer shall be indemnified against any claim or liability arising out of his own willful negligence, fault or misconduct or shall he be indemnified against or reimbursed for any expenses incurred in defending any or all such claims or liability or in settling the same unless in the judgment of the directors of the corporation the director or officer against whom such liability or claim is assorted has not been guilty of willful negligence, fault or misconduct. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law.

ARTICLE III - COMMITTEES

3.1 There shall be such committees as appointed by the president or the Board of Directors as may be necessary, from time to time, to carry out the objects and purposes of this corporation. The persons serving thereon, their duties, purposes and responsibilities and the length of time they are to serve and their compensation, if any, shall be as determined by the president or the Board of Directors. Whenever the Board of Directors is not in session, the committees appointed by the president may act subject to ratification at the next meeting of the Board of Directors, at which the appointments made by the president may be either approved or disapproved.

3.2 The chairman of each committee shall make a written report to the Board of Directors whenever required by the Board of Directors.

ARTICLE IV - SHAREHOLDERS’ MEETINGS

4.1 The annual meeting of the shareholders of the corporation shall be held on the 30th day of January at the principal office or the corporation, or at such other place as may be specified in the notice of the meeting.

4.2 Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president, or at the request, in writing, of the majority of the Board of Directors, or at the request, in writing, of shareholders owing a majority in amount of the entire capital stock of the corporation issued and outstanding, and entitled to vote.

4.3 At the annual meeting of the shareholders of the corporation, th shareholders shall elect the directors, together with any and all other business on behalf of the corporation.

4.4 Immediately following the adjournment of the annual meeting of the shareholders, the new-elected directors shall hold a meeting for the purpose organization, election of officers and the transaction of any other business.

4.5 Not less than ten (10) days prior to the annual meeting of the shareholders and not less than three (3) days prior to a special meeting of the shareholders, a notice of such meeting shall be given to each sharehold either by mailing such notice to each shareholder at his last known mailing address as shown on the books of the corporation or by giving of such notice in person to the shareholder by any officer of this corporation. The notice of such special meeting shall state the purpose or purposes of the meeting. All meeting of the shareholders, however, may be called without notice, by written waiver of the right to such notice, by the owners of a majority of t total voting power of the capital stock. Any shareholder may waive notice of any meeting, annual or special. The attendance of a shareholder at any meet annual or special, shall constitute a waiver of notice of such meeting, and s such event no written waiver of notice shall be required.

4.6 A quorum at any annual or special meeting of the shareholders sha consist of at least a majority of the outstanding shares entitled to vote and who are present in person or by proxy at any such meeting, and such shall constitute a quorum despite the subsequent withdrawal or refusal to vote by any shareholder.

4.7 Proxies shall be in writing and signed by the shareholder in the presence of no less than one (1) witness, and shall be delivered to either the president or secretary prior to or at the opening of any meeting, either annual or special.

4.8 Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. A complete list of the shareholders entitled to vote at any shareholders’ meeting arranged in alphabetical order, with the address of each, and the number of voting shares held by each, shall be prepared by the secretary and filed in the office of the corporation at least three (3) days prior to each meeting, and shall at all times, during the normal business hours, and during the whole time of any such meeting, be open to examination by any shareholder.

4.9 All elections shall be had and questions decided by a majority of the voting power of the corporation present in person or by proxy.

4.10 Business transacted at all special meetings shall be confined to the objects stated in the call.

4.11 Order of business at shareholders’ meetings shall be, so far as applicable and practicable, as follows:

(1)	Organization;

(2)	Proof of notice of meeting or of waivers thereof (the certificate of the secretary of the corporation, or the affidavit of any other person who mailed the notice, caused the same to be mailed, or who gave same in person to the shareholder; being proof of service of notice by mail or in person);

(3)	Submission by the secretary, or by inspectors, if any shall have been elected or appointed, a list of shareholders entitled to vote, present in person or by proxy;

(4)	If an annual meeting, reading of unapproved minutes of preceding meetings and action thereon;

(5)	Reports;

(6)	If an annual meeting, or a meeting called for that purpose, the election of directors;

(7)	Unfinished business;

(8)	New business;

(9)	Adjournment.

ARTICLE V - CAPITAL STOCK

5.1 The certificates of stock of the corporation shall be numbered a shall be entered in the books of the corporation as they are issued. Each certificate shall state the holder’s name and number of shares, and each cer shall be signed by the president and Secretary.

5.2 Any person claiming a certificate of stock to be lost or destroy shall make an affidavit or affirmation of that fact, and the Board of Direct any, in its discretion, require the owner of the lost or destroyed certificate or his legal representative, to give the corporation a bond, in such sum as Board of Directors of the corporation may require to indemnify the corporat against any claim that may be made against it on account of the alleged lost any such certificate; a new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, may be issued without requiring any bond when, in the judgment of the directors, it is proper to do so.

5.3 Shares of stock of the corporation are transferable only on its by the holders thereof in person or by their duly authorized attorneys or leg representatives, and upon such transfer, the old certificate shall be surrend to the secretary, by whom each such certificate shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each such transfer and maintained by the secretary.

5.4 The stock of this corporation may be donated, sold or otherwise alienated to any person, firm or corporation, unless otherwise provided in a Shareholders’ Agreement. Nothing contained in the Articles of this corporatio or its by-laws or Shareholders’ Agreement concerning the transfer of stock sha be considered so as to prevent the requisition by inheritance by the heir or of any shareholder; however, upon inheritance by the heir or heirs of any sha holder of such stock, the Shareholders’ Agreement, if there be any, relating the restrictions on the transfer of stock shall apply.

ARTICLE VI - DIVIDENDS

6.1 Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the Bo of Directors at any regular or special meeting, pursuant to law.

ARTICLE VII - AMENDMENTS

7.1 The shareholders or directors, at any regular or special meeting of the shareholders or directors called for that purpose, by affirmative vote of a majority of those present or represented, may amend, alter or repeal these by-laws; subject, however, to the right of the shareholders to change or repeal any such action relating to these by-laws made by action of the Board of Direc

ARTICLE VIII - MISCELLANEOUS PROVISIONS

8.1 All checks, drafts, or other orders for the payment of money, and notes or other evidence of indebtedness, issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporatio and in such manner as shall, from time to time, be determined by resolution of the Board of Directors.

8.2 The fiscal year of the corporation begins on the 31st day of October.

Adopted by the Board of Directors at its organizational meeting held on the 3rd day of October, 1978.

SECRETARY	PRESIDENT

******

STATE OF LOUISIANA

PARISH OF LAFAYETTE

BEFORE ME, the undersigned authority, personally come and appeared there hereinafter named and undersigned Secretary of this Corporation, who, after being duly sworn, deposed and declared that:

Appearer in the duly authorized and qualified Secretary of this Corporation and appearer does hereby certify that the above and foregoing by-laws of this Corporation were duly enacted at the meeting of the shareholders of this Corporation held at its corporate offices on the 3rd day of October 1978.

SECRETARY

SWORN TO AND SUBSCRIBED BEFORE ME, this 3rd day of October, 1978.

NOTARY PUBLIC